Exhibit 5.1

June 27, 2025

Reference: 95346/64
NovaGold Resources Inc., Suite 1860, 400 Burrard St. Vancouver, BC V6C 3A6

Re:	NovaGold Resources Inc. – Registration Statement on Form S-3

Dear Sirs/Mesdames:

We have acted as Canadian counsel to NovaGold Resources Inc., a company formed under the laws of British Columbia (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement (the “Registration Statement”) on Form S-3 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) to be filed with the SEC on the date hereof. The Registration Statement registers for resale under the U.S. Securities Act of up to an aggregate of 42,673,853 Common Shares, comprised of 17,173,853 Common Shares (the “Private Placement Shares”) previously issued by the Company on a private placement basis and 25,500,000 Common Shares (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”), on behalf of the selling shareholders (the “Selling Shareholders”) identified therein (together with any documents incorporated therein by reference, the “Prospectus”). This letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the U.S. Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions (including but not limited receipt by the Company from the Selling Shareholders of the purchase price for the Private Placement Shares), we have relied upon certificates of officers of the Company and of public officials. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

For purposes of this opinion letter, we have also assumed that the Private Placement Shares and the Warrant Shares (if issued) have and will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing, we are of the opinion that (i) the Private Placement Shares were validly issued as fully paid and non-assessable shares of the Company and (ii) the Warrant Shares, if and when issued and sold upon the exercise of the Warrants in accordance with the terms thereof, including the receipt by the Company of the consideration therefor and the proper exercise by the Selling Shareholders of the Warrants to purchase the Warrant Shares, will be validly issued as fully paid and non-assessable shares of the Company.

The foregoing opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

The opinion expressed in this letter is for the sole benefit of the Company in connection with the Prospectus. This opinion may not be relied upon by, disclosed to, or filed with, any other person without our prior written consent. Notwithstanding the foregoing, we hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is expressed as of the date hereof and unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

“Blake, Cassels & Graydon LLP”